Exhibit 21

LIST OF SUBSIDIARES
KL ENERGY CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2008

KL ENERGY, LLC

KL MANAGEMENT, LLC

PATRIOT MOTOR FUELS, LLC

WESTERN BIOMASS ENERGY, LLC